UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

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Buffalo Wild Wings, Inc. distributed the following communication to its team members on May 24, 2017.

Subject: A message to Team Members on behalf of BWLD Leadership Team & Board of Directors

B-Dubs Team,

On June 2, we will have our Annual Meeting, where votes will be tallied to determine our slate of directors and the outcome of proposals listed in our proxy. I hope you have taken the time to read the communications that you received, which include important details on our company’s performance and the continued progress we are making as a team to execute on our strategy. We have copies of all proxy materials, as well as our recent response regarding Institutional Shareholder Services (ISS) recommendations, available on ir.buffalowildwings.com for reference.

On behalf of the Leadership Team, I would like to encourage all of our Team Members who have Buffalo Wild Wings stock to cast their vote - no matter how many shares you own. The Buffalo Wild Wings Board of Directors strongly encourages each of you to vote the YELLOW proxy card “FOR” each of the Buffalo Wild Wings’ nine board of directors nominees: Cynthia L. Davis, Andre J. Fernandez, Janice L. Fields, Harry A. Lawton, J. Oliver Maggard, Jerry R. Rose, Sam B. Rovit, Harmit J. Singh and Sally J. Smith; in addition to our other proposals that were included on the proxy.

The Leadership Team is confident that the existing Board members and our two new nominees, Janice Fields and Sam Rovit - who bring decades of experience in restaurants and food service - have the right mix of fresh perspective and knowledge of the business to ensure Buffalo Wild Wings is on the best path to create sustainable value for shareholders.

Please review your proxy cards for instructions on how to submit your vote. As a reminder, the final proxy card you submit will be the vote that is counted, so you do not need to submit multiple proxy cards as you receive them.  Please keep in mind that a “protest” vote on either proxy card will cancel out any prior votes you may have submitted. Note: If you hold Buffalo Wild Wings stock through Solium, proxy statements were mailed from First Coast Results Inc. and must be voted by Tuesday, May 30 to be counted.

The Board encourages you to stand with our leadership team in support of management and vote the YELLOW proxy card.

If you have any questions, please see the “Proxy Contest FAQ” document (attached), or contact Emily Decker at edecker@buffalowildwings.com or 952-540-2052.

Regards,

Sally Smith
President and CEO

Buffalo Wild Wings Proxy Contest FAQ

1.	When is the Annual Meeting?

The annual meeting is scheduled for Friday, June 2, 2017, at 11:00 AM CDT.

2.	What will happen at the Annual Meeting?

At the Annual Meeting, Buffalo Wild Wings shareholders will, among other things, elect the Company’s Board of Directors for the coming year. Shareholders who hold shares as of the record date, April 13, 2017, are entitled to vote either in advance of or at the Annual Meeting itself. If the proxy contest has not been resolved in advance of the meeting, both Buffalo Wild Wings and Marcato will submit all of the proxies they have received to an independent inspector of elections who will be responsible for counting and certifying the vote. In addition, certain shareholders may vote in person by ballot at the meeting.

All proxy cards and ballots must be received by the independent inspector before the polls close at the meeting. While there may be some preliminary indication of the outcome of the vote on the day of the meeting, it generally takes some time thereafter for the vote in proxy contests to be certified by the independent inspector of elections. Buffalo Wild Wings will publicly report the official results of the election once they are available.

3.	Do you expect the proxy contest to be resolved before the Annual Meeting?

Buffalo Wild Wings has made considerable efforts to resolve this unnecessary proxy contest, but Marcato has rejected every one of our proposals. We strongly believe that Marcato’s plans for the business - involving a massive refranchising of our company-owned stores, among other things - will not create sustainable shareholder value but will create substantial risk. Given our focus on extending our successful long-term track record, we will not support risky financial engineering strategies that provide an unlikely and modest short-term benefit but create substantial long-term risk. We will proceed as necessary to protect the interests of the Company and all Buffalo Wild Wings shareholders.

4.	How can I vote to support the Company's slate of directors?

To elect the Buffalo Wild Wings Board’s nominees, we encourage you to vote today - no matter how many or how few shares you own - by telephone, by Internet, or by signing and dating the YELLOW proxy card you will receive in the mail and returning it in the postage-paid envelope provided.

There are specific instructions on the proxy card outlining how to cast your vote. While many shareholders may also vote in person by ballot at the Annual Meeting, participants who hold their shares in Solium can only vote plan shares through the plan Trustee(s). First Coast is the third party that is calculating these proxies, and they must receive your votes by May 30.

Please review the instructions on the proxy card, which also include contact information if you have any further questions.

5.	How is a proxy contest conducted?

As you have seen, opposing parties use proxy materials, including a proxy statement, letters, press releases and presentations, among other things, to communicate with shareholders and obtain their support. These materials contain information about the proposals to be considered at the meeting and instructions on how to vote. Proxy materials generally must be filed with the Securities and Exchange Commission (“SEC”).

You have likely received multiple mailings from each side (Buffalo Wild Wings and Marcato), and each mailing will include a proxy card with instructions about how to submit your vote. Importantly, only the latest dated proxy card that you submit will count.

Buffalo Wild Wings is the YELLOW proxy card. We urge you to sign and return only the Company’s YELLOW proxy card and not to return or otherwise vote any White proxy card sent to you by Marcato. This is because if you vote on the Marcato White proxy card - even if you vote “Withhold” on all Marcato’s nominees - it will cancel any YELLOW proxy you previously submitted for those shares. Also, remember that if you hold shares with a broker, the first Buffalo Wild Wings proxy card you received (accompanied by our proxy statement and 10-K Report) was actually white, but you can be confident it is ours when you look to see that it has all our recommended directors.

If you have any questions or need assistance voting, please call MacKenzie Partners, Inc., the proxy solicitor assisting us with the Annual Meeting, toll-free at (800) 322-2885.

6.	When will the proxy contest be over?

The solicitation of proxies for the 2017 Annual Meeting will continue through the closing of the polls at the meeting itself on June 2, 2017. You can expect to continue to receive numerous communications and proxy cards from the Company as well as from Marcato throughout this process.

7.	How many proxy cards will I receive? Do I need to vote all of them?

Many shareholders hold their shares in more than one account, and may receive separate proxy cards or voting instruction forms for each of those accounts. It is very important that you take care to submit a vote for each account in which you hold shares. Additionally, we may choose to send a proxy card to you each time we send you a letter or other information. So you may receive many proxy cards throughout the campaign.

Once you are sure that you have voted each of your accounts, you need not vote again, unless you want to change your vote. Only the latest dated proxy you submit will be counted. Again, we urge you to sign and return the Company’s YELLOW proxy card and not to return or otherwise vote any White proxy card sent to you by Marcato. This is because if you vote on the Marcato White proxy card - even if you vote “Withhold” on all Marcato’s nominees - it will cancel any YELLOW Buffalo Wild Wings proxy you previously submitted for those shares.

If you have any questions or need assistance voting, please call MacKenzie Partners, Inc., the proxy solicitor assisting us with the Annual Meeting, toll-free at (800) 322-2885.

8.	What should I tell others (customers, business partners, etc.) who ask me about the proxy contest?

Buffalo Wild Wings has an extraordinary record of performance and is continuously working hard to innovate and further improve upon that performance. In contrast, Marcato has provided no credible plan for sustainable growth. Marcato has nominated four of its own director candidates to pursue an agenda which involve risky financial engineering strategies that provide an unlikely and modest short-term benefit but create substantial long-term risk. The Board strongly believes that this is not in the best interests of Buffalo Wild Wings. Buffalo Wild Wings has a highly qualified Board of Directors that is delivering value for shareholders now and positioning the company for the long term. That is why the Company is urging shareholders to vote the YELLOW proxy card in favor of Buffalo Wild Wings’ director nominees.

9.	What should I do if I am questioned by shareholders or members of the news media?

The Company will respond to shareholder, media and other inquiries appropriately. It is important for us to speak with one voice, and only authorized employees may speak on the company’s behalf. Consistent with our usual policy, please refer any such calls to Heather Pribyl at 952-540-2095 // Heather Leiferman at 952-278-9553.

Important Information

Buffalo Wild Wings, Inc., its directors and certain of its executive officers and employees are participants in the solicitation of proxies from Buffalo Wild Wings shareholders in connection with its 2017 annual meeting of shareholders to be held on June 2, 2017. Information concerning the identity and interests of these persons is available in the definitive proxy statement Buffalo Wild Wings filed with the SEC on April 21, 2017.

Buffalo Wild Wings has filed a definitive proxy statement in connection with its 2017 annual meeting. The definitive proxy statement, any amendments thereto and any other relevant documents, and other materials filed with the SEC concerning Buffalo Wild Wings are (or will be, when filed) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the definitive proxy statement and any other relevant documents that Buffalo Wild Wings files with the SEC when they become available before making any voting decision because they contain important information.